EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sterling Savings Bank Employee Savings and Investment Plan and Trust
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-44078) constituting a part of this Registration Statement of our report dated May 11, 2006, relating to the financial statements and schedules of Sterling Savings Bank Employee Savings and Investment Plan and Trust appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2005.
/s/ BDO Seidman, LLP
Spokane, Washington
June 26, 2006